Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated August 27, 2003 with respect to the consolidated financial statements of Dakota Growers Pasta Company, Inc. (a North Dakota corporation) for the year ended July 31, 2003 in this Form 10-K (file number 333-81946).

EIDE BAILLY LLP

/s/ Eide Bailly LLP

Fargo, North Dakota
October 29, 2003